Exhibit 107

Calculation of Filing Fee Tables

Form S-1 (Form Type)

OncoSec Medical Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share(2)(3)	Rule 457(o)			$22,500,000	$0.00011020	$2,479.50
	Equity	Common Stock Warrants(4)	Rule 457(g)			—	$0.00011020	—
	Equity	Common Stock Underlying Common Stock Warrants(2)(5)(6)	Rule 457(o)			$22,500,000	$0.00011020	$2,479.50
	Equity	Pre-Funded Warrants(3)(4)(7)	Rule 457(g)			—	$0.00011020	—
	Equity	Common Stock Underlying Pre- Funded Warrants(2)(8)	Rule 457(o)			—	$0.00011020	—
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$45,000,000	$0.00011020	$4,959.00
	Total Fees Previously Paid							—
	Total Fees Offsets							$2,755.00
	Net Fee Due							$2,204.00

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(3)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $22,500,000.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents shares of common stock issuable upon exercise of the common stock warrants.

(6)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act and based on an assumed per-share exercise price for the common stock warrants of 100% of the combined public offering price of the common stock and pre-funded warrants; the proposed maximum aggregate offering price of the common stock and pre-funded warrants is $22,500,000

(7)	The registrant may issue pre-funded warrants to purchase common shares in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common shares are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided for therein).

(8)	Represents shares of common stock issuable upon exercise of the pre-funded warrants.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	OncoSec Medical Incorporated	S-1	333-269517 (1)	February 1, 2023		$1,377.50	Equity	Common Stock, $0.0001 par value per share	6,188,118	$12,500,000
	OncoSec Medical Incorporated	S-1	333-269517 (1)	February 1, 2023		$1,377.50	Equity	Common Stock Underlying Common Stock Warrants	6,188,118	$12,500,000

Fee Offset Sources	OncoSec Medical Incorporated	S-1	333-269517 (1)		February 1, 2023						$2,755.00

(1)	The Registrant paid a registration fee of $2,755.00 in connection with the registration of (i) 6,188,118 shares of Common Stock, par value $0.0001 per share, (ii) 6,188,118 Pre-Funded Warrants and (iii) 6,188,118 Common Warrants, all under the Registration Statement on Form S-1, filed on February 1, 2023 (File No. 333-269517) (the “Prior S-1”). The Prior S-1 was not declared effective, and no securities were sold thereunder. The Prior S-1 was withdrawn by filing a Form RW on February 28, 2023. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this Registration Statement is offset by $2,755.00, representing the entire fee paid in connection with the Prior S-1, and no filing fee is due hereunder.